Exhibit 99.1

TRUSTEE’S FINAL DISTRIBUTION STATEMENT

To the Holders of:

Corporate Backed Trust Certificates, Goldman Sachs Group Note-Backed Series 2003-12

*CUSIP:	21988G239	Class	A-1
	21988GCS3	Class	A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending December 5, 2012.

INTEREST ACCOUNT

Balance as of August 15, 2012		$0.00
Scheduled Income received on securities		$0.00
Unscheduled Income received on securities		$0.00
Interest portion of December 5, 2012 Call Price received December 5, 2012 upon exercise of Call Warrants by certain of the holders thereof		$669,684.22

LESS:
Distribution of interest to Class A-1 Holders on December 5, 2012	-$	221,527.78
Distribution of interest to Class A-2 Holders on December 5, 2012	-$	448,156.44
Distribution to Depositor	-$	0.00
Distribution to Trustee on December 5, 2012	-$	0.00
Balance as of December 5, 2012		$0.00

PRINCIPAL ACCOUNT

Balance as of August 15, 2012		$0.00
Scheduled Principal received on securities		$0.00
Principal portion of December 5, 2012 Call Price received December 5, 2012 upon exercise of Call Warrants by certain of the holders thereof		$12,500,000.00

LESS:
Distribution of principal to Class A-1 Holders on December 5, 2012	-$	12,500,000.00
Distribution of $12,500,000 principal amount of underlying securities to certain Call Warrants Holders on December 5, 2012	-$	0.00
Balance as of December 5, 2012		$0.00

UNDERLYING SECURITIES HELD AS OF December 5, 2012

Principal Amount	Title of Security
$0	The Goldman Sachs Group, Inc., 6.125% Notes due February 15, 2033
*CUSIP: 38141GCU6

U.S. Bank Trust National Association, as Trustee

*	The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to their correctness. They are included solely for the convenience of the Holders.